FORM 8-K  3
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                                                                    EXHIBIT 99.1

                                   USVO'S STREAMHQ(TM) COMPLETES OPERATIONAL
                                   BETA TESTING AND IS PRODUCTION READY
USVO
USA VIDEO INTERACTIVE CORP.        NEW  USVO.COM  AND  STREAMHQ.NET WEBSITES
                                   UNVEILED AS PART OF STREAMHQ(TM) LAUNCH.

MYSTIC,  CONNECTICUT,  OCTOBER  9,  2001  -  USA Video Interactive (OTCBB: USVO;
CDNX: US; BSE: USF; www.usvo.com) today announced that its StreamHQ(TM) suite of
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rich  media  delivery  services  has  satisfactorily  completed operational beta testing and that the StreamHQ(TM) architecture is fully ready to support client services. The immediate impact of production-ready status is the transition of existing customer service accounts to StreamHQ(TM), as well as USVO's own web presence. In addition, USVO will begin supporting new accounts for value-added streaming services, including Zmail campaigns focused on marketing, corporate communications, and customer service.

In parallel with the StreamHQ(TM) launch, USVO is unveiling its new usvo.com and
streamhq.net  websites.   The  new  usvo.com  site  is  a  product-  and
services-oriented site, intended to provide prospective customers with information on products and examples of Zmail and other media delivery services. This site also showcases the company's technology and intellectual property, as well as providing corporate information to investors and potential partners. The streamhq.net site presents a variety of specific information on StreamHQ(TM) to the general public and will also provide secure customer access to Zmail campaign statistics and account information.

"We are elated about achieving this significant milestone in the StreamHQ(TM) deployment," said Edwin Molina, President and CEO of USA Video Interactive. "It is satisfying to see this monumental technical undertaking come to fruition, and we look forward to providing our customers with a robust media delivery service, as well as the additional features that will offer added value for their media delivery investments."

The StreamHQ(TM) launch represents the completion of the first and most complex phase in an ongoing development program. Initially, it is anticipated that most of the functionality additions will be to better serve Zmail clients. Beyond this phase, USVO has aggressive plans for software and architecture upgrades that tailor services to educational, corporate training, and entertainment markets.

ABOUT  STREAMHQ(TM)
StreamHQ(TM) introduces unprecedented technological and business advantages to Internet media users by providing media delivery solutions customized to specific markets, including advertising, corporate communications, and customer service. Value-added features such as detailed user transaction tracking and viewer authentication/entitlement, combined with superior security of client content and data, set StreamHQ(TM) apart from competing services.


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                                                                     FORM 8-K  4
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StreamHQ(TM)  serves  a  wide variety of business models and delivers a range of revenue-producing and cost-saving rich media applications such as Zmail, which can fit the business goals and budgets of almost any organization. StreamHQ(TM) services can also be seamlessly integrated into any existing corporate web property, making it easy to add the power of rich media to any site and measure the results. Finally, StreamHQ(TM) is a scalable and customizable streaming, web, and data management architecture that can be designed, built, and delivered as a turnkey enterprise-level media delivery platform.

ABOUT  USA  VIDEO  INTERACTIVE
USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The company has developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services. StreamHQ(TM) facilitates the transmission of digitized and compressed video to the user's desktop via multiple modes that take advantage of available connectivity. While competitors take a "one-size-fits-all" streaming approach, StreamHQ(TM) brings unique value propositions to individual vertical markets with functionality designed specifically for those markets. Beyond high quality media delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. USVO has created Zmail, which uses StreamHQ(TM) to deliver rich media emails for advertising, marketing, corporate communications, and customer service applications. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.
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USA VIDEO INTERACTIVE Corporate Headquarters Office: 70 Essex Street; Mystic, CT
06355; (800) 625-2200; (860) 572-1560.  Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The Canadian Venture Exchange: US; Trading Symbol on the Berlin Stock
Exchange: USF. Standard & Poors Listed. CUSIP 902924208. The Canadian Venture Exchange (CDNX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact: Kevin Yorio, 860-572-1560; info@usvo.com
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This  press  release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.


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